Exhibit 99.1

Penn Virginia GP Holdings, L.P.

Three Radnor Corporate Center, Suite 300, 100 Matsonford Road, Radnor, PA 19087

FOR IMMEDIATE RELEASE

Contact:	James W. Dean
Vice President, Investor Relations
Ph: (610) 687-8900 Fax: (610) 687-3688
E-Mail: invest@pennvirginia.com

PENN VIRGINIA GP HOLDINGS, L.P.

ANNOUNCES FIRST QUARTER 2009 RESULTS

RADNOR, PA (BusinessWire) May 6, 2009 – Penn Virginia GP Holdings, L.P. (NYSE: PVG) today reported financial results for the three months ended March 31, 2009.

For the three months ended March 31, 2009, distributable cash, a non-GAAP (generally accepted accounting principles) measure, was $14.8 million, as compared to $13.3 million in the prior year quarter. Adjusted net income, a non-GAAP measure which excludes the effects of the non-cash change in derivatives fair value, was $15.0 million, or $0.38 per limited partner unit, as compared to $8.7 million, or $0.22 per limited partner unit, in the prior year quarter. Net income was $6.8 million, or $0.18 per limited partner unit, as compared to $16.8 million, or $0.43 per limited partner unit, in the prior year quarter.

Reconciliations of distributable cash and adjusted net income to GAAP-based measures appear in the financial tables later in this release.

As previously announced, on May 20, 2009, we will pay to unitholders of record as of May 4, 2009 a quarterly cash distribution of $0.38 per unit, or an annualized rate of $1.52 per unit, covering the period of January 1 through March 31, 2009. On an annualized basis, this represents a 12 percent increase over the annualized distribution of $1.36 per unit with respect to the same quarter of 2008 and is unchanged from the distribution paid with respect to the third and fourth quarters of 2008.

We own the general partner, including the incentive distribution rights, and are the largest limited partner unitholder of Penn Virginia Resource Partners, L.P. (NYSE: PVR) and we report our financial results on a consolidated basis with the financial results of PVR. We currently have no separate operating activities apart from those conducted by PVR and derive our cash flow solely from cash distributions received from PVR.

Financial and operational updates, as well as full-year 2009 guidance for PVR and its coal and natural resource management and natural gas midstream segments, are discussed in more detail in PVR’s news release dated May 6, 2009 (please visit PVR’s website, www.pvresource.com, under “For Investors” for a copy of the release).

Guidance for 2009

See the Guidance Table included in PVR’s May 6, 2009 release for guidance estimates for full-year 2009.

Conference Call

A joint conference call and webcast, during which management will discuss first quarter 2009 financial and operational results for PVG and PVR, is scheduled for Thursday, May 7, 2009 at 1:00 p.m. ET. Prepared remarks by A. James Dearlove, Chief Executive Officer, will be followed by a question and answer period. Investors and analysts may participate via phone by dialing 1-877-407-9205 five to ten minutes before the scheduled start of the conference call, or via webcast by logging on to our website at www.pvgpholdings.com at least 20 minutes prior to the scheduled start of the call to download and install any necessary audio software. A telephonic replay of the call will be available until February 26, 2009 at 11:59 p.m. ET by dialing 1-877-660-6853 and using the following replay pass codes: account #286, conference ID #320298. An on-demand replay of the conference call will be available at our website beginning shortly after the call.

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Headquartered in Radnor, PA, Penn Virginia GP Holdings, L.P. (NYSE: PVG) is a publicly traded limited partnership which owns the general partner interest, all of the incentive distribution rights and approximately 37 percent of the limited partner interests in PVR, a manager of coal and natural resource properties and related assets and the operator of a midstream natural gas gathering and processing business.

For more information about us, please visit our website at www.pvgpholdings.com. For more information about PVR, please visit its website at www.pvresource.com.

Certain statements contained herein and incorporated herein by reference to the PVR news release dated May 6, 2009 that are not descriptions of historical facts are “forward-looking” statements by PVR within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies are discussed in more detail in PVR’s news release dated May 6, 2009 and in our press releases and public periodic filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2008. Many of the factors that will determine PVR’s and, therefore, our future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as the result of new information, future events or otherwise.

PENN VIRGINIA GP HOLDINGS, L.P.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS - unaudited

(in thousands, except per unit data)

	Three Months Ended March 31,
	2009	2008
Revenues
Natural gas midstream	$117,379	$125,048
Coal royalties	30,630	23,962
Coal services	1,888	1,862
Other	6,862	5,942

Total revenues	156,759	156,814

Expenses
Cost of midstream gas purchased	100,620	99,697
Coal royalties expense	1,224	2,512
Other operating	7,666	4,281
Taxes other than income	1,223	1,072
General and administrative	8,133	7,134
Depreciation, depletion and amortization	16,503	11,500

Total expenses	135,369	126,196

Operating income	21,390	30,618

Other income (expense)
Interest expense	(5,616)	(4,932)
Other	329	545
Derivatives	(7,161)	7,776

Net income	8,942	34,007
Net income attributable to noncontrolling interests	(2,093)	(17,205)

Net income attributable to Penn Virginia GP Holdings, L.P.	$6,849	$16,802

Net income per share attributable to PVG common unitholders, basic and diluted	$0.18	$0.43

Weighted average number of units outstanding, basic and diluted	39,075	39,075

Other data:
Coal and natural resource management segment:
Coal royalty tons	8,748	7,640
Average coal royalties ($ per ton)	$3.50	$3.14
Average net coal royalties ($ per ton) - (a)	$3.36	$2.81

Natural gas midstream segment:
System throughput volumes (MMcf)	32,280	17,287
Gross margin	$16,759	$25,351

(a) - The average net coal royalties per ton deducts coal royalties expense, which is incurred primarily in Central Appalachia.

PENN VIRGINIA GP HOLDINGS, L.P.

CONDENSED CONSOLIDATED BALANCE SHEETS - unaudited

(in thousands)

	March 31, 2009	December 31, 2008
Assets
Cash and cash equivalents	$21,710	$18,338
Accounts receivable	57,237	73,267
Derivative assets	21,692	30,431
Other current assets	4,658	4,263

Total current assets	105,297	126,299
Net property, plant and equipment	896,219	895,119
Other long-term assets	214,439	206,256

Total assets	$1,215,955	$1,227,674

Liabilities and partners’ capital
Accounts payable and accrued liabilities	$54,023	$71,481
Deferred income	3,762	4,842
Derivative liabilities	15,719	13,585

Total current liabilities	73,504	89,908
Derivative liabilities	6,176	6,915
Other long-term liabilities	23,379	24,228
Long-term debt of PVR	595,100	568,100
PVG partners’ capital and noncontrolling interests in PVR	517,796	538,523

Total liabilities and partners’ capital	$1,215,955	$1,227,674

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - unaudited

(in thousands)

	Three Months Ended March 31,
	2009	2008
Cash flows from operating activities
Net income	$8,942	$34,007
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	16,503	11,500
Derivative contracts:
Total derivative losses (gains)	7,615	(6,668)
Cash settlements of derivatives	2,836	(9,522)
Non-cash interest expense	491	164
Equity earnings, net of distributions	(1,559)	(360)
Other	(207)	(218)
Changes in operating assets and liabilities	(962)	(924)

Net cash provided by operating activities	33,659	27,979

Cash flows from investing activities
Acquisitions	(1,256)	(20)
Additions to property, plant and equipment	(17,050)	(17,650)
Other	265	341

Net cash used in investing activities	(18,041)	(17,329)

Cash flows from financing activities
Distributions to partners	(29,988)	(24,172)
Proceeds from PVR borrowings, net	27,000	2,000
Payments for debt issuance costs	(9,258)	—

Net cash used in financing activities	(12,246)	(22,172)

Net increase (decrease) in cash and cash equivalents	3,372	(11,522)
Cash and cash equivalents - beginning of period	18,338	30,503

Cash and cash equivalents - end of period	$21,710	$18,981

PENN VIRGINIA GP HOLDINGS, L.P.

DISTRIBUTABLE CASH - unaudited

(in thousands, except per unit data)

The following table presents the calculation and reconciliation of our distributable cash with respect to the three months ended March 31, 2009 and 2008:

	Three Months Ended March 31,
	2009	2008
Distributable cash (a):
Cash distributions received from PVR associated with:
2% general partner interest	$497	$423
General partner incentive distribution rights	6,035	4,469
PVR common units	9,206	8,814

Total cash received from PVR	15,738	13,706

Deduct: Net expenses of PVG on a stand-alone basis (b)	(526)	(600)
Cash reserve for working capital	(364)	179

Distributable cash (c)	$14,848	$13,285

Cash distributions paid to partners of PVG
To Penn Virginia Corporation	$11,429	$10,909
To public unitholders	3,419	2,376

Total cash distributions paid	$14,848	$13,285

Distribution per limited partner unit (paid in subsequent periods)	$0.38	$0.34

Weighted-average units outstanding, basic and diluted	39,075	39,075

(a) - The three months ended March 31, 2009 and 2008 columns represent cash distributions expected to be received from PVR and cash distributions expected to be paid to our unitholders subsequent to the end of each quarter.

(b) - Our estimated net expenses on a stand-alone basis, which represent general and administrative expenses, partially offset by interest income.

(c) - Distributable cash represents cash distributions received from PVR, minus our net expenses, minus cash reserve for working capital. Distributable cash is a significant liquidity metric which is an indicator of our ability to pay quarterly cash distributions to our limited partners. Distributable cash is widely used by investors and professional research analysts in the valuation, comparison, rating and investment recommendations of publicly traded partnerships. Distributable cash is presented because we believe it is a useful adjunct to net cash provided by operating activities under GAAP. Distributable cash is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities, as an indicator of cash flows, as a measure of liquidity or as an alternative to net income.

CERTAIN NON-GAAP FINANCIAL MEASURES - unaudited

(in thousands, except per unit data)

	Three Months Ended March 31,
	2009	2008
Reconciliation of GAAP “Net income” to Non-GAAP “Net incomeas adjusted”
Net income attributable to PVG	$6,849	$16,802
Adjustments for derivatives:
Derivative losses included in operating income	—	1,108
Derivative losses (gains) included in other income	7,615	(7,776)
Cash settlements of derivatives	2,836	(9,522)
Impact of adjustments on noncontrolling interests in PVR (d)	(2,310)	8,065

Net income (loss) attributable to PVG, as adjusted (e)	$14,990	$8,677

Net income (loss) attributable to PVG, as adjusted, per limited partner unit, basic and diluted	$0.38	$0.22

(d) - Noncontrolling interest in PVR for the three months ended March 31, 2009 and 2008 has been adjusted for the effect of incentive distribution rights and reflects the noncontrolling interests percentage of net income recognized for the three months ended March 31, 2009 and 2008.

(e) - Net income as adjusted represents net income adjusted to exclude the effects of non-cash changes in the fair value of derivatives. We believe this presentation is widely used by investors and professional research analysts in the valuation, comparison, rating and investment recommendations of companies in the natural gas midstream industry. We use this information for comparative purposes within the industry. Net income as adjusted is not a measure of financial performance under GAAP and should not be considered as a measure of liquidity or as an alternative to net income.

PENN VIRGINIA GP HOLDINGS, L.P.

QUARTERLY SEGMENT INFORMATION - unaudited

(in thousands)

	Coal and Natural Resource Management	Natural Gas Midstream	Other	Consolidated
Three Months Ended March 31, 2009

Revenues
Natural gas midstream	$—	$117,379	$—	$117,379
Coal royalties	30,630	—	—	30,630
Coal services	1,888	—	—	1,888
Timber	1,317	—	—	1,317
Oil and gas royalties	703	—	—	703
Other	3,714	1,128	—	4,842

Total revenues	38,252	118,507	—	156,759

Expenses
Cost of midstream gas purchased	—	100,620	—	100,620
Coal royalties expense	1,224	—	—	1,224
Other operating	883	6,783	—	7,666
Taxes other than income	425	798	—	1,223
General and administrative	3,352	4,244	537	8,133
Depreciation, depletion and amortization	7,394	9,109	—	16,503

Total expenses	13,278	121,554	537	135,369

Operating income (loss)	$24,974	$(3,047)	$(537)	$21,390

Additions to property and equipment and acquisitions	$1,300	$17,006	$—	$18,306

	Coal and Natural Resource Management	Natural Gas Midstream	Other	Consolidated
Three Months Ended March 31, 2008

Revenues
Natural gas midstream	$—	$125,048	$—	$125,048
Coal royalties	23,962	—	—	23,962
Coal services	1,862	—	—	1,862
Timber	1,584	—	—	1,584
Oil and gas royalties	1,234	—	—	1,234
Other	1,652	1,472	—	3,124

Total revenues	30,294	126,520	—	156,814

Expenses
Cost of midstream gas purchased	—	99,697	—	99,697
Coal royalties expense	2,512	—	—	2,512
Other operating	231	4,050	—	4,281
Taxes other than income	371	701	—	1,072
General and administrative	3,185	3,333	616	7,134
Depreciation, depletion and amortization	6,413	5,087	—	11,500

Total expenses	12,712	112,868	616	126,196

Operating income (loss)	$17,582	$13,652	$(616)	$30,618

Additions to property and equipment and acquisitions	$48	$17,622	$—	$17,670